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                                                                      EXHIBIT 11

                          AMERICAN PRECISION INDUSTRIES
                       COMPUTATION OF NET INCOME PER SHARE
           (Shares and dollars in thousands except per share amounts)

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


                                                            For the three months ended
                                                           ---------------------------
                                                               March            March
                                                               1997             1996
                                                           ------------    -----------

1.     Net income                                             $ 1,885         $ 1,399
                                                            =========       =========

PRIMARY NET INCOME PER COMMON SHARE:

   Shares:

2.   Weighted-average number of
          common shares outstanding                             7,316           7,142
                                                            =========       =========

3.   Incremental shares:
          Dilutive common stock options                           376             234
                                                            ---------       ---------

4.   Total                                                      7,692           7,376
                                                            =========       =========

5.   Primary net income per common share
                      (1 divided by 2)                         $ 0.26*        $  0.20*
                                                            =========       =========

FULLY DILUTED NET INCOME PER COMMON SHARE:

   Shares:

6.   Weighted-average number of
          common shares outstanding                             7,316           7,142
                                                            =========       =========

7.   Incremental shares:
          Dilutive common stock options                           376             250
                                                            ---------       ---------

8.   Total                                                      7,692           7,392
                                                            =========       =========

9.   Fully diluted net income per common
          share (1 divided by 6)                              $  0.26*        $  0.20*
                                                            =========       =========


* Net income per common share outstanding was used in the designated calculations since the dilutive effect of common stock options was not material.
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